UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2008
SOURCEFIRE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-33350 (Commission File No.)	52-2289365 (IRS Employer Identification No.)

9770 Patuxent Woods Drive
Columbia, Maryland 21046
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 410-290-1616
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.
     As described in Item 5.02(b) below, on February 27, 2008, Sourcefire, Inc. (the “Company”) and E. Wayne Jackson III entered into a transition agreement relating to the current employment of Mr. Jackson as the Chief Executive Officer of the Company. The information set forth below in Item 5.02(e) is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On February 27, 2008, the Company and E. Wayne Jackson III, the Company’s Chief Executive Officer, elected not to renew the term of the Employment Agreement, dated as of May 6, 2002, by and between Mr. Jackson and the Company. As a result, Mr. Jackson’s employment as the Company’s Chief Executive Officer is scheduled to expire at the close of business on May 5, 2008. As described in this Current Report, Mr. Jackson has agreed to continue to serve in his role as Chief Executive Officer until a successor is named.
     (e) In connection with the decision not to renew the term of Mr. Jackson’s employment agreement, on February 27, 2008, the Company and Mr. Jackson entered into a transition agreement (the “Transition Agreement”).
Severance Payments Upon Termination of Employment
     Under the terms of the Transition Agreement, upon the date that Mr. Jackson’s employment with the Company ends (the “Separation Date”), whether as a result of the expiration of Mr. Jackson’s current employment agreement on May 5, 2008 or otherwise as a result of the termination of Mr. Jackson’s employment by either Mr. Jackson or the Company, for any reason or no reason, then, if Mr. Jackson executes a release of claims in favor of the Company and a resignation letter by which Mr. Jackson would resign as an officer and director , Mr. Jackson will be entitled to receive an amount equal to six (6) months of his base salary, or $155,000, subject to standard payroll deductions and withholdings and payable through no later than March 15, 2009. In addition, if Mr. Jackson timely elects and remains eligible for continued coverage under COBRA, the Company will pay that portion of the COBRA premiums equal to the premiums that the Company was paying on Mr. Jackson’s behalf prior to the Separation Date for as long as Mr. Jackson is receiving severance payments under the Transition Agreement (or until he commences employment with another employer, whichever period is shorter).
Transition Period and Additional Severance Payments and Benefits
     The Transition Agreement also provides that, following the expiration of Mr. Jackson’s current employment term on May 5, 2008, Mr. Jackson may elect to continue serving in his role as Chief Executive Officer of the Company during a transition period on an interim, at-will basis. Under the Transition Agreement, this transition period (the “Transition Period”) will continue until September 5, 2008 or such earlier date as may be determined by the Company in the event a successor commences employment with the Company as its Chief Executive Officer prior to September 5, 2008.
     If Mr. Jackson remains employed through the full Transition Period, then, if Mr. Jackson executes a release of claims in favor of the Company and a resignation letter by which Mr. Jackson would resign as an officer and director, he will be entitled to receive an additional amount equal to six (6) months of his base salary, or an additional $155,000, subject to standard payroll deductions and withholdings and payable through no later than March 15, 2009. In this case, the unvested portion of all stock options and restricted stock held by Mr. Jackson as of his Separation Date would also be accelerated in their entirety. In addition, if Mr. Jackson timely elects and remains eligible for continued coverage under COBRA, the Company will pay that portion of the COBRA premiums equal to the premiums that the Company was paying on Mr. Jackson’s behalf prior to the Separation Date until the earlier of April 30, 2009, the date the coverage ends or until he commences employment with another employer.
     If Mr. Jackson’s interim employment is terminated by the Company during the Transition Period for any reason other than “cause” (as defined in the Transition Agreement), death or disability during the Transition Period, then, in cases other than death if Mr. Jackson executes a release of claims in favor of the Company and a resignation letter by which Mr. Jackson would resign as an officer and director of the Company, Mr. Jackson would also be entitled to receive the additional six months’ severance and the stock option and restricted stock acceleration described in the preceding paragraph.
     In the event that the Transition Period ceases prior to September 5, 2008, for any reason other than Mr. Jackson’s voluntary termination or termination of his employment by the Company with cause (as defined in the Transition Agreement), then Mr. Jackson would also receive an additional amount equal to additional payments he would have received had he worked through September 5, 2008, payable under the same terms.
Bonus Eligibility
     Mr. Jackson would remain eligible for bonus compensation in accordance with the terms of any plan or arrangement established by the Company’s board of directors, and such bonus amounts payable to Mr. Jackson for 2008 would be prorated for the period of time employed during 2008 and would be payable on or before March 15, 2009.
     The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the Transition Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Item 7.01.	Regulation FD Disclosure.
     On February 27, 2008, the Company issued a press release announcing Mr. Jackson’s departure and the appointment of Joseph R. Chinnici as Non-Executive Chairman of the Board of Directors of the Company. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

Item 8.01.	Other Information.
     On February 27, 2008, the Company announced that the Company’s Board of Directors has determined to separate the roles of Chief Executive Officer and Chairman of the Board of Directors. On February 27, 2008, the Board designated Mr. Chinnici, who previously served as the Company’s lead outside director, to serve as Non-Executive Chairman of the Board.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Exhibit Description

99.1	Press Release, dated February 27, 2008, “Wayne Jackson to Step Down as Sourcefire Chief Executive Officer; Board Announces Search for New CEO; Jackson intends to Remain Through Transition.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008	Sourcefire, Inc.
	By:	/s/ Douglas W. McNitt
Douglas W. McNitt
Secretary and General Counsel

4